Exhibit 99
*NEWS RELEASE*NEWS RELEASE*NEWS RELEASE*NEWS RELEASE*

Release Date:	January 3, 2007	FOR IMMEDIATE RELEASE

Contact:	Vince A. Elhilow, Chairman and Chief Executive Officer
FIDELITY BANKSHARES, INC. AND NATIONAL CITY CORPORATION
AGREE TO EXTEND DEADLINE TO SUBMIT ELECTION FORMS UNTIL
FRIDAY, JANUARY 5, 2007.
West Palm Beach, FL, January 3, 2007 — Fidelity Bankshares, Inc. (Nasdaq: FFFL) and National City Corporation (NYSE: NCC) have agreed to extend the deadline for Fidelity Bankshares’ stockholders to submit election forms in connection with Fidelity Bankshares’ pending acquisition by National City Corporation, which were due at 4:00 p.m. Thursday, January 4, 2007. Fidelity Bankshares’ stockholders may now submit election forms until 4:00 p.m. Friday, January 5, 2007.
The decision to extend the election deadline was made to conform with the anticipated closing date of the acquisition.
Fidelity Bankshares, Inc. operates Fidelity Federal Bank & Trust. The Bank, based in West Palm Beach, has assets of $4.43 billion and 52 branch offices in Palm Beach, Martin, Broward, and St. Lucie counties. For shareholder information, please contact Cindy Pilloni at 561-803-9809.

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